Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2014 RESULTS

- Fourth Quarter 2014 Net Revenue and Consolidated Adjusted EBITDA Increases 9% and 8% Respectively -
- Free Cash Flow Increases 16% -
- Announces Quarterly Cash Dividend of $0.025 Per Share –

- Repurchases 1.7 Million Shares in the Fourth Quarter –

- Prepays $20 Million of Term Loan –

SANTA MONICA, CALIFORNIA, February 26, 2015 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and twelve-month periods ended December31, 2014.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 10. Unaudited financial highlights are as follows:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2014	2013	% Change	2014	2013	% Change
Net revenue	$65,262	$60,093	9%	$242,038	$223,916	8%
Cost of revenue - digital media (1)	1,504	—	100%	2,993	—	100%
Operating expenses (2)	38,228	35,931	6%	142,680	135,242	5%
Corporate expenses (3)	6,305	5,527	14%	21,301	19,771	8%
Consolidated adjusted EBITDA (4)	21,333	19,762	8%	79,277	73,003	9%
Free cash flow (5)	$15,695	$13,499	16%	$56,775	$39,051	45%
Free cash flow per share, basic (5)	$0.18	$0.15	20%	$0.64	$0.45	42%
Free cash flow per share, diluted (5)	$0.17	$0.15	13%	$0.62	$0.44	41%
Net income (loss)	$5,942	$151,093	(96)%	$27,122	$133,825	(80)%
Net income (loss) per share, basic	$0.07	$1.72	(96)%	$0.31	$1.53	(80)%
Net income (loss) per share, diluted	$0.07	$1.67	(96)%	$0.30	$1.50	(80)%
Weighted average common shares outstanding, basic	87,587,916	88,086,641		88,680,322	87,401,123
Weighted average common shares outstanding, diluted	90,395,102	90,626,583		90,943,734	89,338,696

(1)

Cost of revenue consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.

(2)

Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.8 million and $0.3 million of non-cash stock-based compensation for the three-month periods ended December 31, 2014 and 2013, respectively, and $1.3 million and $1.1 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2014 and 2013, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment and other income (loss).

(3)

Corporate expenses include $1.4 million and $1.0 million of non-cash stock-based compensation for the three-month periods ended December 31, 2014 and 2013, respectively, and $3.1 million and $3.7 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2014 and 2013, respectively.

(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our credit facility and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation expense, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.

Entravision Communications

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less non-cash interest expense relating to discount amortization on our $324 million aggregate principal amount of 8.750% senior secured first lien notes (the “Notes”), which were fully redeemed on August 2, 2013, and less interest income. Free cash flow per share is defined as free cash flow divided by the basic or diluted weighted average common shares outstanding.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the fourth quarter, we achieved revenue growth driven by increases in our television, radio and digital media segments, as well as retransmission consent revenue and political advertising revenue.  We also improved our free cash flow, and we continued to build our digital footprint through the acquisition of Pulpo Media in June 2014, which provides us with an integrated platform to allow advertisers and marketers to connect with Latino audiences.  Looking ahead, we remain well positioned to build on our success in attracting Latino audiences, expanding our advertiser base and monetizing our reach to the benefit of our shareholders.”

Quarterly Cash Dividend, Prepayment of Outstanding Debt and Share Repurchase Program

The Company announced today that its Board of Directors has approved a quarterly cash dividend to shareholders of $0.025 per share of the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.2 million. The quarterly dividend will be payable on March 31, 2015 to shareholders of record as of the close of business on March 12, 2015, and the common stock will trade ex-dividend on March 10, 2015. As previously announced, the Company currently anticipates that future cash dividends will be paid on a quarterly basis. Any decision to pay future cash dividends will be subject to further approval by the Board.

During the fourth quarter of 2014, the Company voluntarily prepaid $20.0 million of term loans under the Company’s senior secured term loan credit facility.

The Company also announced that as part of its $20.0 million share repurchase program it repurchased 1.7 million shares of Class A common stock for approximately $9.1 million in the fourth quarter of 2014. As of February 26, 2015, the Company has repurchased a total of 2.5 million shares of Class A common stock for approximately $12.5 million under the plan.

Impairment of Radio Goodwill

The Company recorded an impairment charge of $0.7 million related to radio goodwill. The write-down was pursuant to Accounting Standards Codification (ASC) 350, Intangibles – Goodwill and Other, which requires that goodwill and certain intangible assets be tested for impairment at least annually, or more frequently if events or changes in circumstances indicate the assets might be impaired.

Entravision Communications

Financial Results

Three-Month Period Ended December 31, 2014 Compared to Three-Month Period Ended

December 31, 2013

(Unaudited)

	Three Months Ended
	December 31,
	2014	2013	% Change
Net revenue	$65,262	$60,093	9%
Cost of revenue - digital media (1)	1,504	-	100%
Operating expenses (1)	38,228	35,931	6%
Corporate expenses (1)	6,305	5,527	14%
Depreciation and amortization	3,860	3,565	8%
Impairment charge	735	-	100%
Operating income (loss)	14,630	15,070	(3)%
Interest expense, net	(3,483)	(3,598)	(3)%
Gain (loss) on debt extinguishment	(246)	(141)	74%
Income (loss) before income taxes	10,901	11,331	(4)%
Income tax (expense) benefit	(4,959)	139,762	NM
Net income (loss)	$5,942	$151,093	(96)%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $65.3 million for the three-month period ended December 31, 2014 from $60.1 million for the three-month period ended December 31, 2013, an increase of $5.2 million. Of the overall increase, approximately $0.6 million was generated by our television segment and was primarily attributable to an increase in political advertising revenue, which was not material in 2013, and an increase in retransmission consent revenue, partially offset by decreases in local and national advertising revenue. Additionally, $0.8 million of the overall increase was generated by our radio segment and was primarily attributable to an increase in political advertising revenue, which was not material in 2013, and an increase in national advertising revenue, partially offset by a decrease in local advertising revenue. The remaining $3.8 million of the overall increase was generated by our new digital media segment, resulting from our acquisition of Pulpo in June 2014 and which did not contribute to revenues in prior periods.

Operating expenses increased to $38.2 million for the three-month period ended December 31, 2014 from $35.9 million for the three-month period ended December 31, 2013, an increase of $2.3 million. The increase was primarily attributable to our acquisition of Pulpo in June 2014, and an increase in non-cash stock-based compensation.

Corporate expenses increased to $6.3 million for the three-month period ended December 31, 2014 from $5.5 million for the three-month period ended December 31, 2013, an increase of $0.8 million. The increase was primarily attributable to an increase in non-cash stock-based compensation and an increase in salary expense.

Cost of revenue was $1.5 million for the three-month period ended December 31, 2014 due to the acquisition of Pulpo in June 2014.

Entravision Communications

Twelve-Month Period Ended December 31, 2014 Compared to Twelve -Month Period Ended

December 31, 2013

(Unaudited)

	Twelve Months Ended
	December 31,
	2014	2013	% Change
Net revenue	$242,038	$223,916	8%
Cost of revenue - digital media (1)	2,993	-	100%
Operating expenses (1)	142,680	135,242	5%
Corporate expenses (1)	21,301	19,771	8%
Depreciation and amortization	14,663	14,953	(2)%
Impairment charge	735	-	100%
Operating income (loss)	59,666	53,950	11%
Interest expense, net	(13,854)	(24,587)	(44)%
Gain (loss) on debt extinguishment	(246)	(29,675)	(99)%
Income (loss) before income taxes	45,566	(312)	NM
Income tax (expense) benefit	(18,444)	134,137	NM
Net income (loss)	$27,122	$133,825	(80)%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $242.0 million for the twelve-month period ended December 31, 2014 from $223.9 million for the twelve-month period ended December 31, 2013, an increase of $18.1 million. Of the overall increase, approximately $8.5 million was generated by our television segment and was primarily attributable to advertising revenue from the World Cup, an increase in retransmission consent revenue, and an increase in political advertising revenue, which was not material in 2013, partially offset by decreases in national and local advertising revenue. Additionally, $3.0 million of the overall increase was generated by our radio segment and was primarily attributable to advertising revenue from the World Cup, an increase in national advertising revenue, and an increase in political advertising revenue, which was not material in 2013, partially offset by a decrease in local advertising revenue. The remaining $6.6 million of the overall increase was generated by our new digital media segment, resulting from our acquisition of Pulpo in June 2014 and which did not contribute to revenues in prior periods.

Operating expenses increased to $142.7 million for the twelve-month period ended December 31, 2014 from $135.2 million for the twelve-month period ended December 31, 2013, an increase of $7.5 million. The increase was primarily attributable to our acquisition of Pulpo in June 2014, an increase in salary expense and an increase in employee benefits costs and payroll taxes associated with the increase in salary expense.

Corporate expenses increased to $21.3 million for the twelve-month period ended December 31, 2014 from $19.8 million for the twelve-month period ended December 31, 2013, an increase of $1.5 million. The increase was primarily attributable to fees associated with the acquisition of Pulpo and an increase in salary expense, partially offset by a decrease in non-cash stock-based compensation.

Cost of revenue was $3.0 million for the twelve-month period ended December 31, 2014 due to the acquisition of Pulpo in June 2014.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2014	2013	% Change	2014	2013	% Change
Net Revenue
Television	$43,279	$42,705	1%	$165,472	$156,994	5%
Radio	18,231	17,388	5%	69,922	66,922	4%
Digital	3,752	—	100%	6,644	—	100%
Total	$65,262	$60,093	9%	$242,038	$223,916	8%
Cost of Revenue - digital media (1)
Digital	$1,504	$-	100%	$2,993	$-	100%
Operating Expenses (1)
Television	$21,087	$20,901	1%	$80,847	$79,420	2%
Radio	14,970	15,030	(0)%	58,122	55,822	4%
Digital	2,171	—	100%	3,711	—	100%
Total	$38,228	$35,931	6%	$142,680	$135,242	5%
Corporate Expenses (1)	$6,305	$5,527	14%	$21,301	$19,771	8%
Consolidated adjusted EBITDA (1)	$21,333	$19,762	8%	$79,277	$73,003	9%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2014 fourth quarter and full year results on February 26, 2015 at 5 p.m. Eastern Time. To access the conference call, please dial 412-858-4600 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s Web site located at www.entravision.com.

Entravision Communications Corporation is a diversified media company serving Latino audiences and communities with an integrated platform of solutions and services that includes television, radio, digital media and data analytics to reach Latino audiences across the United States and Latin America. Entravision has 58 primary television stations, including in 20 of the nation’s top 50 Latino markets, and is the largest affiliate group of both the top-ranked Univision television network and Univision’s UniMás network. Entravision also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 49 owned and operated radio stations, and Entravision Solutions, a national sales representation and marketing organization specializing in Spanish-language media platforms and radio networks. Entravision also offers a variety of digital media platforms and services, including digital content, digital advertising platforms, including the #1-ranked online advertising platform in Hispanic reach according to comScore Media Metrix®, and data analytics solutions designed to maximize the opportunity for advertisers and marketers to connect with the growing Latino consumer market. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

Entravision Communications

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	December 31,	December 31,
	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$31,260	$43,822
Trade receivables, net of allowance for doubtful accounts	64,956	57,043
Deferred income taxes	5,900	6,100
Prepaid expenses and other current assets	5,295	4,087
Total current assets	107,411	111,052
Property and equipment, net	56,784	58,765
Intangible assets subject to amortization, net	20,193	19,812
Intangible assets not subject to amortization	220,701	220,701
Goodwill	50,081	36,647
Deferred income taxes	66,558	83,856
Other assets	6,039	7,404
Total assets	$527,767	$538,237
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,750	$3,750
Advances payable, related parties	118	118
Accounts payable and accrued expenses	32,195	31,246
Total current liabilities	36,063	35,114
Long-term debt, less current maturities	336,563	360,313
Other long-term liabilities	9,583	6,786
Total liabilities	382,209	402,213
Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	912,161	927,377
Accumulated deficit	(764,474)	(791,596)
Accumulated other comprehensive income (loss)	(2,138)	234
Total stockholders' equity	145,558	136,024
Total liabilities and stockholders' equity	$527,767	$538,237

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013
Net revenue	$65,262	$60,093	$242,038	$223,916
Expenses:
Cost of revenue - digital media	1,504	-	2,993	-
Direct operating expenses	28,739	27,613	107,281	103,686
Selling, general and administrative expenses	9,489	8,318	35,399	31,556
Corporate expenses	6,305	5,527	21,301	19,771
Depreciation and amortization	3,860	3,565	14,663	14,953
Impairment charge	735	-	735	-
	50,632	45,023	182,372	169,966
Operating income (loss)	14,630	15,070	59,666	53,950
Interest expense	(3,496)	(3,614)	(13,904)	(24,631)
Interest income	13	16	50	44
Gain (loss) on debt extinguishment	(246)	(141)	(246)	(29,675)
Income (loss) before income taxes	10,901	11,331	45,566	(312)
Income tax (expense) benefit	(4,959)	139,762	(18,444)	134,137
Net income (loss)	$5,942	$151,093	$27,122	$133,825
Basic and diluted earnings per share:
Net income (loss) per share, basic	$0.07	$1.72	$0.31	$1.53
Net income (loss) per share, diluted	$0.07	$1.67	$0.30	$1.50

Cash dividends declared per common share, basic	$0.02	$0.13	$0.10	$0.13
Cash dividends declared per common share, diluted	$0.02	$0.12	$0.10	$0.12

Weighted average common shares outstanding, basic	87,587,916	88,086,641	88,680,322	87,401,123
Weighted average common shares outstanding, diluted	90,395,102	90,626,583	90,943,734	89,338,696

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013

Cash flows from operating activities:
Net income (loss)	$5,942	$151,093	$27,122	$133,825
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,860	3,565	14,663	14,953
Impairment charge	735	-	735	-
Deferred income taxes	4,814	(140,030)	17,585	(134,975)
Amortization of debt issue costs	209	209	820	1,647
Amortization of syndication contracts	86	137	440	587
Payments on syndication contracts	(137)	(263)	(578)	(1,258)
Non-cash stock-based compensation	2,159	1,253	4,351	4,771
(Gain) loss on debt extinguishment	246	141	246	29,675
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in accounts receivable	(605)	(5,005)	(6,128)	(8,706)
(Increase) decrease in prepaid expenses and other assets	985	814	(1,183)	(509)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	2,009	2,856	(3,661)	(7,255)
Net cash provided by (used in) operating activities	20,303	14,770	54,412	32,755
Cash flows from investing activities:
Purchases of property and equipment and intangibles	(2,219)	(2,606)	(8,609)	(10,174)
Purchase of a business, net of cash acquired	-	-	(15,048)	-
Net cash provided by (used in) investing activities	(2,219)	(2,606)	(23,657)	(10,174)
Cash flows from financing activities:
Proceeds from issuance of common stock	24	66	1,841	2,806
Payments on long-term debt	(21,875)	(10,937)	(23,750)	(375,984)
Dividend paid	(2,178)	(11,014)	(8,865)	(11,014)
Repurchase of Class A common stock	(9,061)	—	(12,543)	—
Proceeds from borrowings on long-term debt	—	—	—	375,000
Payments of capitalized debt offering and issuance costs	—	(3)	—	(5,697)
Net cash provided by (used in) financing activities	(33,090)	(21,888)	(43,317)	(14,889)
Net increase (decrease) in cash and cash equivalents	(15,006)	(9,724)	(12,562)	7,692
Cash and cash equivalents:
Beginning	46,266	53,546	43,822	36,130
Ending	$31,260	$43,822	$31,260	$43,822

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013
Consolidated adjusted EBITDA (1)	$21,333	$19,762	$79,277	$73,003
Interest expense	(3,496)	(3,614)	(13,904)	(24,631)
Interest income	13	16	50	44
Gain (loss) on debt extinguishment	(246)	(141)	(246)	(29,675)
Income tax (expense) benefit	(4,959)	139,762	(18,444)	134,137
Amortization of syndication contracts	(86)	(137)	(440)	(587)
Payments on syndication contracts	137	263	578	1,258
Non-cash stock-based compensation included in direct operating
expenses	(799)	(294)	(1,294)	(1,070)
Non-cash stock-based compensation included in corporate expenses	(1,360)	(959)	(3,057)	(3,701)
Depreciation and amortization	(3,860)	(3,565)	(14,663)	(14,953)
Impairment charge	(735)	-	(735)	-
Net income (loss)	5,942	151,093	27,122	133,825
Depreciation and amortization	3,860	3,565	14,663	14,953
Impairment charge	735	-	735	-
Deferred income taxes	4,814	(140,030)	17,585	(134,975)
Amortization of debt issuance costs	209	209	820	1,647
Amortization of syndication contracts	86	137	440	587
Payments on syndication contracts	(137)	(263)	(578)	(1,258)
Non-cash stock-based compensation	2,159	1,253	4,351	4,771
(Gain) loss on debt extinguishment	246	141	246	29,675
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(605)	(5,005)	(6,128)	(8,706)
(Increase) decrease in prepaid expenses and other assets	985	814	(1,183)	(509)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	2,009	2,856	(3,661)	(7,255)
Net cash provided by (used in ) operating activities	$20,303	$14,770	$54,412	$32,755

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(In thousands; unaudited)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each of the periods presented is as follows:

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013
Consolidated adjusted EBITDA (1)	$21,333	$19,762	$79,277	$73,003
Net interest expense (1)	3,274	3,389	13,034	22,940
Cash paid for income taxes	145	268	859	838
Capital expenditures (2)	2,219	2,606	8,609	10,174
Free cash flow (1)	15,695	13,499	56,775	39,051
Capital expenditures (2)	2,219	2,606	8,609	10,174
Amortization of debt issue costs	(209)	(209)	(820)	(1,647)
Non-cash income tax (expense) benefit	(4,814)	140,030	(17,585)	134,975
Gain (loss) on debt extinguishment	(246)	(141)	(246)	(29,675)
Amortization of syndication contracts	(86)	(137)	(440)	(587)
Payments on syndication contracts	137	263	578	1,258
Non-cash stock-based compensation included in direct operating
expenses	(799)	(294)	(1,294)	(1,070)
Non-cash stock-based compensation included in corporate expenses	(1,360)	(959)	(3,057)	(3,701)
Depreciation and amortization	(3,860)	(3,565)	(14,663)	(14,953)
Impairment charge	(735)	-	(735)	-
Net income (loss)	$5,942	$151,093	$27,122	$133,825

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.